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                                                                    EXHIBIT 8(c)


                                   PLEDGE AGREEMENT

         Agreement dated _____________________, 1985 among Prudential-Bache Government Plus Fund, Inc. ("Fund"),_______________ ("Broker"), and State Street Bank and Trust Company ("State Street"), hereinafter collectively known as the "Parties".

                                 W I T N E S S E T H
                                 - - - - - - - - - -
         WHEREAS, the Fund has opened a trading account ("Trading Account") with Broker, a registered Futures Commission Merchant, for the purpose of trading in contracts for the future delivery of commodities traded on duly registered boards of trade or commodities exchanges, including options on such contracts ("Contracts"); and

         WHEREAS, the rules and regulations of the Chicago Mercantile Exchange, the Chicago Board of Trade, and such other exchanges on which Broker may effect, or caused to be effected, Contract transactions for the Fund ("Exchange" or "Exchanges") may require the Fund to deposit with Broker certain collateral with respect to each Contract; and

         WHEREAS, Broker understands that State Street is the custodian of the Fund's securities and other assets pursuant to a custody agreement, dated _______, 1985 and that in accordance therewith State Street will open and maintain such separate custody accounts as the Fund may in writing direct, such accounts to be subject to the terms of this Pledge Agreement among the Parties ("Pledge Account" or "Pledge Accounts").

         Therefore, it is agreed as follows:


         1. As used herein the following terms shall have the following meanings:

              "Initial Margin" means the margin required to enter into a Contract by any Exchange on which transactions are effected by Broker as broker for the Fund.
              "Instructions from Broker" means a request, direction or certification in writing signed in the name of Broker by a person authorized to sign for Broker as certified in writing to State Street by an officer of Broker. Such instructions shall be hand-delivered or transmitted to it by facsimile sending device and may be amended from time to time.

              "Instructions from the Fund" means a request direction or certification in writing signed in the name of the Fund by a person authorized to sign for the Fund as provided in Section 2.17 of the Custody Agreement dated ___________________, 1985 between the Fund and State Street ("Custody Agreement") and delivered to State Street or transmitted to it by a facsimile sending device, except that instructions to

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         transfer cash or eligible U.S. Government securities to the Pledge
         Account may be given by telephone and thereafter confirmed in writing signed in the name of the Fund by a person authorized to sign for the Fund as provided in Section 2.17 of the Custody Agreement.

              "Notice by Broker to the Fund" or "Notice by State Street to the Fund" means notice by telephone to a person designated by the Fund in writing as eligible to receive such notice or, in the event no such person is available, to any officer of the Fund.

              "Notice by Broker to State Street" means notice, in writing, hand delivered or transmitted by a facsimile sending device to a person designated by State Street in writing as eligible to receive such notice or in the event no such person is available to any officer of the Custody and Shareholder Services Department of State Street.

              "One Business Day" means a period commencing at the time the required notice has been given on a day on which the Fund is open for business and concluding at the same time on the next following day that the Fund is open for business.

         2. The Fund hereby gives Instructions from the Fund to State Street to open and maintain a Pledge Account for Broker as pledgee of the Fund with respect to the Trading Account established by the Fund with Broker. The account shall be entitled "______________________________, Pledgee of Prudential-Bache Government Plus Fund, Inc. (Customer Segregated Account)." The designation "Customer Segregated Account" in the account title is intended to indicate the status of the account under the Commodities Exchange Act and Commodity Futures Trading Commission regulations; however, the provisions of this agreement shall be controlling as to the rights of the Parties in the Collateral designated in the Account.

         3. The Fund shall deposit in the Pledge Account cash or eligible U.S. Government securities, or any combination thereof (hereinafter called "Collateral") in the amount of Initial Margin required with respect to any Contract for the Trading Account for which the Pledge Account is maintained. Such Collateral shall be maintained in the Pledge Account until termination or satisfaction of the Contract. The Fund may deposit, or maintain on deposit, Collateral in the Pledge Account in excess of such requirements ("Excess Margin"). In determining whether Collateral is sufficient to satisfy Initial Margin requirements of any exchange, eligible U.S. Government securities will be valued at the current market value less 10% of the principal value thereof.

         4. Collateral held in the Pledge Account (i) will be held by State Street as agent of Broker subject to the terms and conditions of the Custody Agreement, as modified by this Agreement, which shall be controlling with respect to the Pledge Account in the event of


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conflicting provisions, (ii) may be released, transferred or sold only in accordance with the terms of this Agreement and (iii) except as provided herein, shall not be made available to Broker or to any person claiming through Broker including creditors of Broker. The Fund hereby grants to Broker a continuing security interest in the Collateral and the proceeds thereof, but not such portion of the Collateral which constitutes Excess Margin, subject to the terms and conditions of this Agreement, which security interest will terminate at the earlier of (a) release of the Collateral by Broker as provided herein or (b) such time as the Collateral becomes Excess Margin. The Collateral shall at all times remain the property of the Fund subject only to the interest and rights therein of Broker as pledgee and secured party thereof as provided in this Agreement.

         5. State Street agrees to transfer upon Instructions of the Fund, or release to the Fund, Collateral held in the Pledge Account only upon Instructions from Broker.

         6. The Fund may substitute as Collateral eligible U.S. Government securities or cash of equal or greater value. Broker agrees to give Instructions from Broker to State Street to release from a Pledge Account cash or eligible U.S. Government securities of an equal Value, or such lesser amount as may be directed by the Fund, upon receipt of substitute Collateral.

         7. Broker shall at the Fund's request promptly notify the Fund of the amount of any Excess Margin in the Pledge Account. Upon request of the Fund, Broker shall give Instructions from Broker to State Street to release to the Fund cash or eligible U.S. Government securities selected by the Fund, the value of which in the aggregate does not exceed the amount of any such Excess Margin. In the event such Excess Margin shall at any time exceed $50,000, State Street shall release to the Fund cash or eligible U.S. Government securities selected by the Fund, the value of which in the aggregate does not exceed the amount of any such Excess Margin, without the need to receive Instructions from Broker.

         8. Subject to Section 10, interest on securities held in the Pledge Account will be automatically credited by State Street in Federal funds to such demand deposit account or accounts designated in Instructions from the Fund on the date that such funds become due and payable. Amounts due on securities which mature or are redeemed will be credited to the Pledge Account in Federal funds on the date funds are received.

         9. State Street shall promptly give Notice by State Street to the Fund and Broker of, and transmit to both written confirmation of, each transfer into or out of a Pledge Account and shall transmit to Broker monthly a summary of such transfers.

         10. Broker shall have access to the Collateral only in accordance with the following:

              (a) If notice by Broker is given that additional margin is required by any Exchange on which transactions are effected by Broker on behalf of the Fund due to variation in the value of one or more Contracts purchased or sold by the Fund ("Variation


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Margin") prior to 11:30 a.m. New York time on a day on which the Fund is open for business, which Variation Margin shall first have been satisfied from any amounts currently credited to the Fund's Trading Account with Broker in connection with which the Variation Margin is required, the Fund shall transfer to Broker such Variation Margin not later than 3:00 p.m. on the same day. If Notice by Broker to the Fund is given of the need for Variation Margin subsequent to 11:30 a.m. but prior to 4:00 p.m. New York time on a day on which the Fund is open for business, the Fund shall provide such Variation Margin to Broker not later than 10:30 a.m. New York time of the next succeeding day on which the Fund is open for business. Notice by Broker to the Fund of the receipt of Variation Margin shall be given promptly.

              (b) If Broker has not received the requested Variation Margin within the time period as provided in Paragraph (a), Notice by Broker to the Fund of the failure to receive the Variation Margin shall be given immediately.

              (c) If Broker does not receive the Variation Margin within one Business Day from the time of giving Notice by Broker to the Fund of the failure to receive the Variation Margin, Broker may give (i) Notice by Broker to State Street of the Fund's failure to provide Variation Margin and the amount of Variation Margin required, which Notice shall indicate the Pledge Account relating to the Trading Account in which the Variation Margin is required, and (ii) Notice by Broker to the Fund that such Notice has been given to State Street. Immediately upon receipt of Notice by Broker to State Street but without prejudice to any rights of Broker hereunder, State Street shall give Notice by State Street to the Fund of its receipt of such Notice by Broker.

              (d) No sooner than one Business Day after such Notice by Broker to State Street, and only if the Fund has failed to transfer the required Variation Margin to Broker during such period, Broker may give Notice by Broker to State Street of the Fund's failure to provide Variation Margin and may give Instructions from Broker to State Street (i) to transfer eligible U.S. Government securities from such Pledge Account to Broker,
    (ii) to sell at the prevailing market price such of the Collateral in the Pledge Account relating to the Trading Account in which the Variation Margin is required, in each case as necessary to provide for payment to Broker of the amount of Variation Margin that Broker shall have specified in the Notice, or (iii) with respect to Collateral in the form of cash, Broker may give Instructions from Broker to State Street to immediately transfer cash in the amount of the Variation Margin that Broker shall have specified in such Notice from such Pledge Account to the account of Broker. Any Notice pursuant to this paragraph 10(d) must state that all conditions precedent to Broker's right to direct the disposition of the Fund's assets in such Pledge Account have been met. State Street shall immediately give Notice by State Street to the Fund of its receipt of such Instructions from Broker and, upon taking any action pursuant to such Instructions, shall immediately give Notice by State Street to the Fund of such actions. Subject to the notice provisions set forth above, State Street shall take Instructions solely from Broker with respect to the


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sale of securities and/or the transfer of cash to Broker.  In the event that
Broker receives eligible U.S. Government Securities pursuant to this paragraph
(d), it shall have the right to sell or otherwise dispose of such securities and shall remit to the Fund any proceeds of such sale or disposition in excess of the amount of Variation Margin specified in Instructions from Broker to State Street.

              (e) State Street shall release from the Pledge Account to the Fund's custodial account any Collateral in excess of the amount of Variation Margin specified in Instructions from Broker to State Street including any proceeds from sale of securities in excess of such amount.

         11. Neither Broker nor any person claiming through Broker shall have access to Collateral in the Pledge Account established and maintained pursuant to this Agreement other than the Pledge Account which relates to the Trading Account in which the Variation Margin is required and only in accordance with the provisions of this Agreement.

         12. If State Street, upon receipt of Instructions from Broker to release Collateral, fails to take the action specified in such Instructions as provided herein in a timely fashion and the Fund incurs a loss by reason thereof, State Street shall indemnify the Fund for such loss.

         13. No amendment of this Agreement shall be effective unless in writing and signed by persons thereunto duly authorized.

         14. Written communications hereunder shall be, except as otherwise required hereunder, hand-delivered or mailed first class postage prepaid, except that written notice of termination shall be sent by certified mail addressed:

              (a)  if to State Street, to:

                   Custody and Shareholder Services
                   State Street Bank and Trust Company
                   1776 Heritage Drive
                   North Quincy, Massachussets

              (b)  (1) if to the Fund to:

                   The Prudential Insurance Company of America
                   Prudential Plaza
                   Newark, New Jersey 07101

                   (2) With copies to:


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                   Robert F. Gunia
                   Prudential-Bache Government Plus Fund, Inc.
                   One Seaport Plaza
                   New York, New York l0292

              (c)  if to Broker, to
                   __________________________________________
                   __________________________________________
                   __________________________________________
                   __________________________________________


         15. Except as specifically provided herein, this agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights of any other party hereunder.

         16. Any of the parties hereto may terminate this Agreement upon 30 days written Notice to both of the other parties hereto; provided, however, that Collateral which has not been released by Broker at or prior to the time of termination shall be transferred to a substitute custodian designated by the Fund and acceptable to Broker.

         17. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by the laws of the State of New York.


              STATE STREET BANK AND TRUST COMPANY


              By :_________________________________________________
                   Authorized Signature



              PRUDENTIAL-BACHE GOVERNMENT SECURITIES FUND, INC.



              By :_________________________________________________
                   Authorized Signature


              [BROKER]


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


              By :_________________________________________________
                   Authorized Signature

                                  CUSTOMER AGREEMENT
                                  ------------------


         ____________________________________________ ("Broker") and
Prudential-Bache Government Plus Fund, Inc. ("Customer") agree as follows:

         1. Customer has opened a trading account ("Trading Account") with Broker for the purpose of trading in contracts for the future delivery of commodities traded on duly registered boards of trade or commodities exchanges, including options on such contracts ("Contracts").

         2. Customer authorizes Broker to purchase and sell Contracts for Customer's account in accordance with Customer's telephone instructions. Customer hereby waives any defense that any such instruction was not in writing as may be required by the Statute of Frauds or any other law, rule or regulation.

         3. Customer shall, in connection with Contract transactions, pay Broker (1) commission charges as agreed upon by Broker and Customer from time to time, (2) any charges imposed on any transaction undertaken for Customer by the exchange or clearinghouse through which it is executed and any tax, fees or charges imposed on such transactions by any competent authority, (3) any margin required by any exchange on which Contract transactions are effected by Broker for Customer due to the variations in value of one or more outstanding Contracts purchased or sold by Customer ("Variation Margin") in accordance with item 7 hereof and (4) interest and service charges on any Customer deficit balances at the rates customarily charged by the Broker, together with Broker's costs and attorney's fees incurred in collecting any such deficit. Such payments shall be made in Federal funds to Broker at _____________________________________________
_______________.

         4. Broker shall promptly credit to the Trading Account any margin due to Customer resulting from the variation in value of one or more Contracts purchased or sold by Customer in accordance with the rules of any exchange on which Contract transactions are effected by Broker for Customer. At Customer's direction, Broker shall transfer Trading Account balances to Customer in Federal funds to State Street Bank and Trust Company or such bank account in Customer's name as Customer shall otherwise direct. Customer shall give such directions to Broker by telephone, confirmed thereafter in writing.

         5. A detailed statement of all Contract transactions for or on the Customer's behalf shall be furnished to Customer on a daily basis.

         6. Customer shall timely deposit and maintain in a Pledge Account at all times Initial Margin, as defined in Item 1 of the Pledge Agreement among Broker, Customer and State Street Bank and Trust Company executed simultaneously herewith ("Pledge Agreement"). As used herein, a timely deposit is one which is effected within one Business Day, as defined in Item


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1 of the Pledge Agreement, following telephone notice by Broker to a person authorized in writing by Customer to receive such notice ("Authorized Person of Customer") of the requirement for Initial Margin.

         7. If any Variation Margin is required to be paid by Customer, such Variation Margin requirement shall first be satisfied by reducing the balance, if any, currently credited, in accordance with Item 4 above, with respect to the Trading Account with Broker in which the. Variation Margin is required. Any remaining Variation Margin ("Net Variation Margin") shall be paid by Customer to Broker within the time periods set forth in Item 10 of the Pledge Agreement.

         8. Customer shall make timely delivery of or payment for financial instruments in compliance with the terms of the Contracts purchased or sold by Customer through Broker unless such Contracts have been terminated by an offsetting purchase or sale prior to the delivery date. Customer shall, upon request of Broker, advise Broker of its intentions with respect to the delivery of or payment for such financial instruments, and Broker shall be entitled to receive appropriate assurances with respect thereto.

         9. In the event that Customer shall (a) become insolvent (as defined below) (b) fail to deposit Initial Margin before the expiration of One Business Day following telephone notice by Broker to an Authorized Person of Customer of the failure to deposit Initial Margin in the Pledge Account within the time period specified in Item 6 of this Agreement or (c) fail to make payment of Net Variation Margin before the expiration of all notice periods specified in Item 10 of the Pledge Agreement, Broker may close out Customer's open Contracts in whole or in part, and cancel any outstanding Contract orders and commitments made by a Broker on behalf of Customer. Broker may take action pursuant to clause (b) or (c) hereof only with respect to the particular Trading Account in which the fail occurred. In the case of failure by Customer to make delivery of a financial instrument in accordance with Item 8 hereof, Broker may borrow or buy any property necessary to make such delivery, Any sale, purchase or cancellation pursuant to this paragraph may be made at Broker's discretion on the exchange or other market or through the clearinghouse where such business is then transacted, at public auction or at private sale, without prior tender, demand or call upon Customer. Customer shall remain liable for and shall pay to Broker the amount of any deficiency resulting from any transaction described above. As used above, the term insolvent means that (A) an order, judgment or decree has been entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (herein called the "bankruptcy Law") of any jurisdiction adjudicating the Customer insolvent; or (B) the Customer has petitioned or applied to any tribunal for, or consented to, the appointment of, or taking possession by, a trustee, receiver, liquidator or similar official, of the Customer, or commenced a voluntary case under the bankruptcy law of the United States or any proceedings relating to the Customer under the bankruptcy Law of any other jurisdiction, whether now or hereafter in effect; or (C) any such petition or application has been filed, or any such proceedings commenced, against the Customer and the Customer by any act has indicated its approval thereof, consent thereto or acquiescence therein, or an order for relief has been entered in an involuntary case against Customer under the bankruptcy Law of the United


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States, as now or hereafter constituted, or an order, judgment or decree has been entered therein appointing any such trustee, receiver, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days.

         10. All communications, except notice pursuant to Item 6 hereof, shall be sent to

              (a)  (1)   if to Customer, to:

                   The Prudential Insurance Company of America
                   Prudential Plaza
                   Newark, New Jersey 07101

                   (2)   With copies to:

                   Robert F. Gunia
                   Prudential-Bache Government Plus Fund, Inc.
                   One Seaport Plaza
                   New York, New York 10292

                   (b)  if to Broker, to

                        __________________________________________
                        __________________________________________
                        __________________________________________
                        __________________________________________

or to such other address as Customer may hereafter direct Broker in writing to use.

         11. This Agreement and the Pledge Agreement contain the entire agreement between the parties and supersede any prior agreements between the parties as to the subject matter of this Agreement. No provision of this Agreement shall be amended except by an instrument in writing signed by a duly authorized officer of Customer and a duly authorized officer of Broker.

         12. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the State of New York.


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         13.  This Agreement shall be binding on Broker, its successors and assigns, and shall be binding upon Customer and Customer's successors and assigns.


              PRUDENTIAL-BACHE GOVERNMENT PLUS FUND, INC.



              By :_______________________________________
                   Authorized Signature


              [BROKER]



              By :_______________________________________
                   Authorized Signature


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